                                                                    EXHIBIT 99.1


         As part of my job description as Chairman of the Board and Chief Executive Officer of Advantage Marketing Systems, it is to do all I can do to make sure that government regulators, the press, our shareholders, our auditing firm and the general public are given a complete disclosure of the good, the bad and the ugly of our operations. Not just financial results, but all areas of operation.

         My comments that I share with you today have already been released to the proper government authorities, the press and the investment community. So I am free to give you the past, present and future of our Company. Since some of the information will include forward-looking statements, our lawyers have told me to have the following statement read:

         Certain statements in today's meeting may constitute "forward-looking statements" within the meaning of Section 27A Of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our actual results or industry results may be materially different from any future results expressed or implied by such forward-looking statements.

         Fourteen years doesn't sound like a long time, and it wouldn't be if everything always ran smoothly, plenty of money always available, the sales force always did what you think they should do and we weren't constantly having to defend our products with the Regulatory Agencies that were invented, and put in place for the purpose of protecting and defending the American Companies that are what made America's economy 40% of the total world economy. That's with 5% of the earth land surface and about 4% of the world's population.

         Then, just when we had overcome most of the obstacles that had been placed in front of us, I and the other officers were caught asleep on the job, and forgot you can never assume that without close supervision all employees will always do exactly what you thought they were doing. At that point if our young Company had not been so financially strong we would have joined thousands of other Entrepreneurial companies in a very large graveyard.

         Then, despite all our efforts, sales and recruiting took a nose dive from a peak of $2,600,000 to a level today of around $1,900,000 per month in volume and recruiting dropped from a peak of 5,500 to today's level of around 1,500 per month.

         The natural result of this was since our volume and recruiting dropped significantly the weekly associate earning checks started to decline. It was just about then that I decided that AMS had gone as far as it could go trying to continue to operate as an Entrepreneurial Company. As I looked at our auto-ship and reorder business I knew that I and other members of management could devote some of our time to search out the most professional talent we could find and still continue to survive even with recruiting and new sales down.

         Our first priority was to find a degreed Accountant with a CPA designation that had years of experience with a public company not only in Accounting but also in Human Resources, Payroll, Governmental Compliance, Shareholder relations and an all encompassing Chief Financial Officer executive. We too hastily hired one that said he had all the credentials and we forgot our Professional cap and went back to our Entrepreneurial cap and believed what he said. As is always the case, it didn't take long to discover that we should have checked a lot closer. The only thing he did good for us was to find through an Executive Search Company the person who legitimately met all these requirements and now for over 1 1/2 years has proven everyday that Reggie Cook was the right person at the right time and I believe it is for all time.

         One of Reggie's first self-assigned tasks was to find someone with all the same education, degrees, designations and experiences that we found in Reggie. After numerous interviews, Reggie offered the position of Controller to Robin Waters, who has since become Robin Jacob. Robin, with Reggie's encouragement and oversight sought out Doug Speakes who had all the same credentials that Robin and Reggie had. So we now felt with the accounting staff that had been with us for several years being trained, led and encouraged by such competence we could move on to what was considered to be the next most critical item for Reggie and ably assisted by Chief Operating Officer Dennis Loney.

         Based on the recommendation of our former President we hired a man to head up the most critical piece of our Corporate Infrastructure, Information Services. He had all the credentials and experience needed, what we didn't know was that he had no experience or knowledge of how a Network Marketing Company operates, calculating the many levels of bonuses, the importance of a user friendly genealogy, calculating and maintaining the many levels of recognition and incentives and for the associates and leaders in the field to have 24-7 access to all this vital information through the Internet. This position also requires the building and maintaining of an Intra-Company system that allows for quick exchange of vital information.

         In the several months that we desperately waited for these things to happen, Reggie and Dennis recognized that we were no closer to our goal than when he first started. So once again we were desperately looking for someone who understood our business and what part they didn't have experience in, they would at least have an open mind and listen to the people with experience to learn what we and the sales force needed.

         Even though it wasn't yet showing up to the field we were more positioned to do the same as we did with Reggie Cook, we went through an Executive Search Company, and after many disheartening interviews and making sure we kept our professional hat on, we found Larry Moon, who is now our Information Systems Director. Even though we are no where near having all the things done that we will have, we are light years ahead of where we were before Reggie and Larry grabbed the bull by the horns. Larry has since been able to find a person of his same capabilities, desire and work ethic that with their countless hours of work combined with that of providers that they have out-sourced some of the work to, there finally is a light at the end of the tunnel, that's not another train.

         At that point management made the decision that for our Company to go from the level we had attained to the level all of us wanted it to be, we had to unanimously support the theory that we would stick to our goal of building an infrastructure that was professional grade and could support continued growth even after we attained our three year goal of $100,000,000 in annual sales.

         Then came the hard part, to find a professional President that has all the experience, training and track record that would bring to our Company a professional marketing system that had been used by all the network companies who had already attained that level we wanted to be.

         Just as I was afraid that this was an impossible task, I got a phone call from one of our professional consultants that had been working along with Tim Templeton writing, producing and teaching our T.R.U.E. Advantage Course. He asked if I would be interested in talking to him about a position with our Company. He told me that the reason he was interested was because of our Platinums, Golds, Silver Directors and Associates he had met and worked with in T.R.U.E. Advantage.

         It took me about two seconds to let him know that I was interested and that I would be back to him just as quickly as we could verify his background and talk to the people he had given as references.

         About a week later I asked him to come to Oklahoma City to meet with Reggie, Dennis and myself to continue our discussions. Now that we knew and had verified his past records and accomplishments, we all agreed to offer an invitation to Craig Case to come to AMS as President.

         Reggie worked out with Craig a compensation package that was modest by comparison to an equivalent executive position with other companies our size, but extra generous based on performance and the future growth of the company. The growth is not to be determined by the amount of new associates and dollar volume but those two vital statistics combined with profitability and growth in the market value of our stock and the market capitalization of Advantage Marketing Systems, Inc.

         One of the first steps taken as President, Craig made sure that Patty Campbell was committed to stay as our Regional Vice-President of the Eastern United States. He then recruited Debbie Smith, who Craig had known from prior association and hired her as Regional Vice-President of the Western United States. Craig then appointed another C.E.O. (that's Chief Executive Offspring) Gary Hail to be Regional Vice-President over the Central United States.

         I have said all this to let our Shareholders know that we are less pleased with our past two-year's results than you are. But more importantly to let you know that we now have all the Professional Executives, exceptionally trained staff and infrastructure in place to make the best thing that happened to us in the past 14 years be the worst thing that happened to us over the next 14 years.

         Most of the people in this room are Shareholders, but you are also part of our dynamic sales force, and this message goes to you as a two-part statement. Not only are we 100% committed to you as a shareholder to make you glad you are a shareholder but also to let you know that we are 100% committed to you as an associate and that we will do whatever is necessary to help you achieve your personal and family goals and your financial goals as well.

         I think it is important that all of us understand there is always a price to pay to build this type of quality team and infrastructure, and therefore I don't expect our growth and financial results to be any better, or as good, as we had reported through 1999. We have convinced ourselves that this ship, called AMS is like a Super Tanker, it takes lots of energy, talent and time to turn it around. But, turn it around we will, and I know of no reason why we can't have it going in the right direction under full power in the coming year of 2003.

         One of my favorite quotes is a statement made by A.L. Williams, when he first started his Company. At that time nobody believed you could sell insurance through Network Marketing, especially with all the licensing requirements, the horrendous competition in that industry and the traditional belief that Network Marketing would only work if you are selling a consumable product.

         That company is now PrimeAmerica the largest financial services provider in America. What Art Williams said to groups like this that wanted to believe, but had concerns of whether the commitment was worth the effort is what I am saying to each of you today, "I didn't say it was going to be easy, I said it was going to be worth it".

         I believe everyone should be accountable for carrying through with their commitments and responsibilities. Therefore, there will be copies of this presentation at the back of the room. I would like all of you to pick up a copy and read it regularly to see if I and the other officers of your Company are living up to our pledge to you.


-- John Hail